EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 5, 2011 relating to the consolidated financial statements of NeoStem, Inc. and subsidiaries as of December 31, 2010, and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 1, 2011